Exhibit 99.1

FOR RELEASE February 9, 2004

StanCorp Financial Group, Inc. Announces New Share Repurchase Program

PORTLAND, OR.—February 9, 2004—StanCorp Financial Group, Inc. (“StanCorp”) (NYSE: SFG) announced today that its board of directors has authorized a share repurchase program of up to 1.5 million shares of StanCorp common stock.

The Company’s most recent share repurchase program expired on December 31, 2003. The new repurchase program will be affected in the open market or in negotiated transactions through December 31, 2005.

“This new program allows us to continue to opportunistically use a modest level of share repurchases to enhance shareholder value while maintaining a capital structure that supports our growth,” said Eric Parsons, president and chief executive officer.

During 2003, StanCorp repurchased 185,700 shares at an average volume-weighted price of $50.35 per share.

About StanCorp Financial Group, Inc.

StanCorp Financial Group, Inc., through its wholly owned subsidiaries — Standard Insurance Company and The Standard Life Insurance Company of New York — is a leading provider of employee benefits products and services. StanCorp’s subsidiaries serve customers nationwide with group and individual disability insurance and retirement products, and group life and dental insurance with approximately 31,500 group insurance policies in force covering almost 6.5 million employees as of December 31, 2003. For more information about StanCorp Financial Group, Inc., visit its Web site at www.stancorpfinancial.com.

Disclosure

Information in this news release includes certain statements that are not based on historical facts. These statements are forward-looking and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance, and are identified by words such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates,” or the negative of those words or other comparable terminology.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors could cause results to differ materially from management expectations as suggested by such forward-looking statements: (i) adequacy of reserves established for future policy benefits; (ii) claims experience and deterioration in morbidity, mortality and persistency; (iii) events of terrorism, natural disasters, or other catastrophic events; (iv) availability and adequacy of reinsurance and catastrophe reinsurance coverage; (v) potential charges resulting from membership in a catastrophe reinsurance pool; (vi) changes in interest rates or the condition of the national economy; (vii) the impact of rising medical costs on employer budgets for employee benefits; (viii) ability to successfully integrate business assumed through reinsurance; (ix) ability of assumed business to perform as expected; (x) declines in asset credit quality and increases in delinquencies on bonds and commercial mortgage loans; (xi) adequacy of investment reserves; (xii) estimates of fair values of fixed maturity securities; (xiii) commercial mortgage loan illiquidity; (xiv) concentration of commercial mortgage loan assets collateralized in California; (xv) environmental liability exposure resulting from commercial mortgage loan and real estate investments; (xvi) competition from other insurers and financial services companies; (xvii) declines in financial strength ratings; (xviii) changes in the regulatory environment at the state or federal level; (xix) adverse findings in litigation or other legal proceedings; (xx) receipt of dividends from our subsidiaries; (xxi) adequacy of the diversification of geographic or industry risk; (xxii) adequacy of matching between assets and liabilities; (xxiii) achievement of financial objectives, including growth of premiums, earnings, assets under management including performance of equities in the separate account, return on equity, or expense management objectives; (xxiv) ability to attract and retain employee sales representatives and managers; (xxv) concentration of risk inherent in group life products; (xxvi) changes in employment or wage growth; and (xxvii) the level of mortgage prepayment activity.

Given these uncertainties or circumstances, you should not place undue reliance on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations and Financial Media

Jeff Hallin

(503) 321-6127

E-mail: jhallin@standard.com

Corporate Information

Kira Higgs

(503) 321-6418

E-mail: khiggs@standard.com